Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
David Berger
203-517-3104
dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

THIRD QUARTER FINANCIAL RESULTS

Third quarter revenues of $48.9 million up 52% over the prior year, Adjusted EBITDA of

$6.1 million up 68% excluding $0.6 million restructuring costs

Quarterly free cash flow used to repurchase ISG shares and repay debt

Raises full  year revenue guidance  to a range of $180- $185 million and

Re-affirms adjusted EBITDA between $19-$21 million (excluding acquisition-related and restructuring costs)

STAMFORD, Conn., November 3, 2011 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the third quarter of 2011.

Third Quarter 2011 Results and Operating Highlights

ISG reported total revenues of $48.9 million, an increase of $16.7 million, or 52%, from $32.2 million in the third quarter of 2010.

ISG reported operating income of $1.8 million for the third quarter of 2011, including $0.6 million in restructuring costs.  This compares to a $51.9 million operating loss reported in the third quarter of 2010 which included a $52.5 million charge for the impairment of goodwill and indefinite life assets.  Reported fully diluted loss per share (EPS) of ($0.07) per share compared with ($1.61) loss per share for the same prior year period in 2010.

Third quarter 2011 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $5.4 million compared with adjusted EBITDA of $3.6 million in the third quarter 2010.  This figure includes $0.6 million in restructuring costs.  Excluding the $0.6 million in restructuring costs, adjusted EBITDA for the third quarter was $6.1 million.

“We continue to witness broad-based demand across all of our geographies and service lines, extending the favorable revenue trends recorded during the second quarter.  The integration of Compass and STA Consulting is nearly complete.  Our strong performance reflects the success of our strategy to build a unified go-to-market approach with enhanced product offerings in research, consulting and managed services with a streamlined operational footprint, said Michael P. Connors, Chairman and CEO of ISG. “Based on current business trends, we raise our full year revenue guidance to a range of $180 to $185 million and re-affirm our adjusted EBITDA guidance of $19-$21 million, which excludes integration costs. Based on client demand, we are investing now to enhance our product offerings, expand resources and create new service lines to sustain our growth over the next several years.”

“We capitalized on recent market volatility by repurchasing $0.6 million of ISG shares in the open market during the quarter, reflecting confidence in our long-term outlook.  We will continue to make opportunistic purchases in the future as an effective use for our free cash flow,” added Mr. Connors.

Capital and Liquidity

Cash and cash equivalents totaled $17.1 million, a net increase of $4.3 million from June 30, 2011 levels. The increase in cash was driven by cash flow from operations offsetting principal and interest payments as well as $0.6 million repurchase of shares in the quarter.

Total outstanding debt at September 30, 2011 was $71.1 million compared with $72.1 million at June 30, 2011.  ISG made principal repayments of $1.0 million during the third quarter of 2011.

Conference Call

ISG has scheduled a conference call on November 4th at 9:00 a.m. (EDT) to discuss the Company’s financial results.  The call can be accessed by dialing 1-(888) 401-4689 or for international callers 001-(719) 325-2411.  The access code is 4399159.

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About Information Services Group, Inc.

Information Services Group (ISG), founded in 2006, is a leading technology insights, market intelligence and advisory services company. ISG has three go-to-market brands: TPI, the leading independent sourcing data and advisory firm in the world; Compass, the premier independent global provider of business and information technology benchmarking, performance improvement, data and analytics services; and STA Consulting, a premier independent information technology advisor serving the public sector. The company has nearly 700 employees and operates in 21 countries. Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2011 and 2010.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of July 31, 2010), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues	$48,901	$32,190	$139,812	$100,406
Operating expenses
Direct costs and expenses for advisors	28,005	18,642	79,953	54,902
Selling, general and administrative	16,237	10,632	52,304	35,194
Depreciation and amortization	2,882	2,340	8,452	7,041
Impairment of intangible assets	—	52,491	—	52,491
Operating income (loss)	1,777	(51,915)	(897)	(49,222)
Interest income	23	39	58	125
Interest expense	(812)	(814)	(2,487)	(2,402)
Foreign currency transaction (loss) gain	(191)	(116)	9	(188)

Income (loss) before taxes	797	(52,806)	(3,317)	(51,687)
Income tax (provision) benefit	(3,390)	1,059	(634)	586
Net loss	$(2,593)	$(51,747)	$(3,951)	$(51,101)

Weighted average shares outstanding:
Basic	36,337	32,044	36,272	31,982
Diluted	36,337	32,044	36,272	31,982

Loss per share:
Basic	$(0.07)	$(1.61)	$(0.11)	$(1.60)
Diluted	$(0.07)	$(1.61)	$(0.11)	$(1.60)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net loss	$(2,593)	$(51,747)	$(3,951)	$(51,101)
Plus:
Interest expense (net of interest income)	789	775	2,429	2,277
Income taxes	3,390	(1,059)	634	(586)
Depreciation and amortization	2,882	2,340	8,452	7,041
Impairment of intangible assets	—	52,491	—	52,491
Foreign currency transaction	191	116	(9)	188
Non-cash stock compensation	769	683	2,396	2,360
Adjusted EBITDA (1) (2)	$5,428	$3,599	$9,951	$12,670

Net loss	$(2,593)	$(51,747)	$(3,951)	$(51,101)
Plus:
Non-cash stock compensation	769	683	2,396	2,360
Intangible amortization	2,497	1,978	7,338	5,934
Impairment of intangible assets	—	52,491	—	52,491
Foreign currency transaction	191	116	(9)	188
Tax effect (3)	(1,314)	(3,297)	(3,696)	(5,465)
Adjusted net (loss) income	$(450)	$224	$2,079	$4,407

Weighted average shares outstanding:
Basic	36,337	32,044	36,272	31,982
Diluted	36,337	32,044	36,272	31,982

Adjusted (loss) earnings per share:
Basic	$(0.01)	$0.01	$0.06	$0.14
Diluted (4) (5)	$(0.01)	$0.01	$0.06	$0.14

(1)	Adjusted EBITDA excluding $0.6 million of restructuring for the third quarter of 2011 totaled $6.1 million.

(2)	Adjusted EBITDA excluding $1.0 million of deal costs and $2.1 million of restructuring for the first nine months of 2011 totaled $13.1 million.

(3)	Marginal tax rate of 38.0% applied.

(4)	Adjusted loss per share excluding $0.6 million of restructuring for the third quarter of 2011 totaled $(0.00).

(5)	Adjusted earnigs per share excluding $1.0 million of deal costs and $2.1 million of restructuring for the first nine months of 2011 totaled $0.11.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	September 30, 2011	Three Months Ended	Constant currency	September 30, 2010
	September 30, 2011	impact (1)	Adjusted	September 30, 2010	impact (1)	Adjusted
Revenue	$48,901	$(2,181)	$46,720	$32,190	$38	$32,228
Operating income (loss)	$1,777	$(833)	$944	$(51,915)	$188	$(51,727)
Adjusted EBITDA	$5,428	$(836)	$4,592	$3,599	$188	$3,787

			Nine Months Ended			Nine Months Ended
	Nine Months Ended	Constant currency	September 30, 2011	Nine Months Ended	Constant currency	September 30, 2010
	September 30, 2011	impact (1)	Adjusted	September 30, 2010	impact (1)	Adjusted
Revenue	$139,812	$(6,262)	$133,550	$100,406	$(38)	$100,368
Operating (loss) income	$(897)	$(1,360)	$(2,257)	$(49,222)	$(218)	$(49,440)
Adjusted EBITDA	$9,951	$(1,370)	$8,581	$12,670	$(218)	$12,452

(1) Foreign currency rates as of July 31, 2010 used for constant currency translation.